UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
September 1, 2006

State or other
Exact name of	Address of principal	jurisdiction of
registrant as	executive offices; zip	incorporation or
specified in its	code; registrant's	organization; IRS
charter; Commission	telephone number,	Employer
File No.:	including area code:	Identification No.:

Duquesne Light Holdings, Inc. 1-10290	411 Seventh Avenue Pittsburgh, PA 15219 412-393-6000	Pennsylvania 25-1598483
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
      Credit Agreement
     As previously reported, on July 5, 2006, Duquesne Light Holdings, Inc. (“Holdings”), and a consortium led by Macquarie Infrastructure Partners and Diversified Utility and Energy Trusts (DUET), (“the Macquarie Consortium”), entered into a definitive merger agreement (the “Merger Agreement”). In connection with the merger contemplated thereby (the “Merger”), the Macquarie Consortium plans to raise debt (the “DLH Acquisition Debt”) to partially finance the acquisition of Holdings’ outstanding common stock.
     On September 1, 2006, Holdings entered into a $200 million unsecured term loan facility (the “facility”) to fund certain minority interests and transaction costs related to the Keystone and Conemaugh generation acquisition and for general corporate purposes. The final maturity date is September 1, 2011. However, in the event the Merger is not consummated or in the event the Merger is consummated but not with the proceeds of the DLH Acquisition Debt, Holdings must prepay the facility on the one-year anniversary of the date that is earliest to occur of (i) January 5, 2008, (ii) the date of termination of the Merger Agreement, and (iii) the date of consummation of the Merger other than with the proceeds of DLH Acquisition Debt.
     The facility may be prepaid and/or cancelled in whole or in part, but any amount prepaid under the facility may not be reborrowed. The outstanding balance under the facility will be charged an interest rate of LIBOR plus a margin of 0.625 % to 1.75%. Interest rates are based on Holdings’ then-current senior unsecured credit rating. Prior to the Merger consummation date, the facility is subject to the same terms and conditions as Holdings’ current $250 million Revolving Credit Facility dated July 27, 2005 which include but are not limited to (i) a cross-default if Holdings or any of its subsidiaries defaults on any payment due under any indebtedness exceeding $50 million, (ii) maintaining a maximum debt-to-capitalization ratio of 65% as defined by the facility, and (iii) maintaining a minimum interest coverage ratio of 2-to-1 as defined by the facility. From and after the Merger consummation date, the terms and conditions of the facility will automatically change to match those in the DLH Acquisition Debt.
     Barclays Capital, the investment banking division of Barclays Bank PLC and Dresdner Kleinwort Wasserstein Securities acted as joint mandated lead arrangers and underwriters of the facility.
      Amendment to Merger Agreement
     On September 5, 2006, the Agreement and Plan of Merger by and among Holdings, DQE Holdings LLC (f/k/a Castor Holdings LLC) (the “Parent”) and DQE Merger Sub Inc. (f/k/a Castor Merger Sub Inc.) (the “Merger Sub”) was amended. In exchange for the Parent’s consent to certain terms proposed by Holdings in connection with confidential discussions among the parties to the rate case filed by Holdings’ subsidiary, Duquesne Light Company, with the Pennsylvania Public Utility Commission (the “PaPUC”) in April 2006 (the “2006 PaPUC Rate Case”), Holdings and the Parent agreed that in the event that the PaPUC issues an order by which Holdings is bound and that approves the settlement of the

PaPUC Rate Case, as proposed by Holdings, the Merger Agreement will be amended to revise the definition of “Adverse Merger Effects” so that, following such amendment, the term “Adverse Merger Effects” would mean any terms, conditions, adjustments and other provisions that (i) are included as part of any Company Required Statutory Approval or Parent Required Statutory Approval pursuant to a Final Order (as defined in Section 8.1(c)), and (ii) either (x) reduce or freeze the rates charged to the Light Company’s customers below or at those rates in effect on the date of this Agreement, delay the ability of the Light Company to begin charging the rates contemplated to be charged to the Light Company’s customers in the Final Order relating to the 2006 PaPUC Rate Case, or restrict the Light Company’s ability to pay dividends beyond accumulated net income during periods in which Light Company’s debt to total capitalization ratio does not exceed 60%, or (y) individually or in the aggregate would be reasonably expected to result in a reduction over a twelve month period and on a basis net of all positive effects resulting from any terms, conditions, adjustments and other provisions included as part of any Company Required Statutory Approval or Parent Required Statutory Approval pursuant to a Final Order), in the EBITDA (earnings before income taxes, depreciation and amortization) of Holdings and the Company Subsidiaries, taken as a whole, as compared to such EBITDA that would be reasonably expected to result if the Final Order relating to the 2006 PaPUC Rate Case were applied without regard to the terms, conditions, adjustments or other provisions included as part of any Company Required Statutory Approval or Parent Required Statutory Approval pursuant to a Final Order.
     Holdings and the Parent further agreed that that if at any time following any such amendment of the Merger Agreement but prior to the Closing Holdings is no longer bound by the order of the PaPUC approving the settlement of the 2006 PaPUC Rate Case, as proposed by Holdings, then the foregoing amendment shall be without any force or effect and the term “Adverse Merger Effects” shall have the meaning originally ascribed thereto in the Merger Agreement.
     The 2006 PaPUC Rate Case is currently before an administrative law judge and any recommendation made by such judge would require the approval of the PaPUC. Accordingly, at this time, there can be no assurance that the terms proposed by Holdings will ultimately be approved by the PaPUC or that the definition of “Adverse Merger Effects” will ultimately be amended.
     Capitalized terms not otherwise defined above are defined in the Merger Agreement.

      Additional Information
     In connection with the proposed Merger, Holdings will file a proxy statement with the Securities and Exchange Commission. SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Holdings at the Securities and Exchange Commission’s web site at www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from Holdings by directing such request to, if by mail, Duquesne Light Holdings, Inc., Attn: Corporate Secretary, 411 Seventh Avenue, Pittsburgh, PA 15219, or if by telephone, Duquesne Light Holdings, Inc., Shareholder Relations Department, (800) 247-0400, or if in the Pittsburgh area, (412) 393-6167.
     Holdings and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information regarding the interests of such directors and executive officers is included in the Company’s Proxy Statement for its 2006 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 28, 2006, and information concerning all of the Company’s participants in the solicitation will be included in the proxy statement relating to the proposed Merger when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and from Holdings by directing such request to, if by mail, Duquesne Light Holdings, Inc., Attn: Corporate Secretary, 411 Seventh Avenue, Pittsburgh, PA 15219, or if by telephone, Duquesne Light Holdings, Inc., Shareholder Relations Department, (800) 247-0400, or if in the Pittsburgh area, (412) 393-6167.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 2.03 under the heading “Credit Agreement” is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
     (c) Exhibits

2.1	Agreement and Plan of Merger, dated as of July 5, 2006, incorporated by reference to Exhibit 2.1 to Holdings’ Form 8-K filed July 6, 2006

10.1	Credit Agreement, dated as of September 1, 2006

10.2	Amendment No.1 to the Agreement and Plan of Merger, dated as of September 5, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Duquesne Light Holdings, Inc. (Registrant)

Date September 8, 2006	/s/ Mark E. Kaplan

(Signature) Mark E. Kaplan Senior Vice President and Chief Financial Officer

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